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                                                                   EXHIBIT 10.33


                      SECURED FULL RECOURSE PROMISSORY NOTE


                              San Diego, California


$_______________________                                         JANUARY 2, 2001
 [ADD TOTAL PRINCIPAL]                                      [ADD EFFECTIVE DATE]


Reference is made to that certain Secured Full Recourse Promissory Note made and given by the undersigned ("PAYOR") to HNC Software Inc., a Delaware corporation (the "COMPANY") attached hereto as Exhibit 1 (the "PRIOR NOTE") that was tendered to the Company by Payor as partial payment for the shares of the Common Stock of the Company purchased by Payor pursuant to that certain Stock Option Exercise Agreement or Agreements between Payor and the Company dated as of the same date as the Prior Note (the "PURCHASE AGREEMENT"). The Purchase Agreement was executed by Payor under certain stock plans of the Company (each of such plans is referred to herein as "PLAN"). This Secured Full Recourse Promissory Note (this "NOTE") is being tendered by Payor to the Company as a modification and extension of the Prior Note and will replace the Prior Note.

               1. OBLIGATION. In modification and extension of the Prior Note, which was tendered by the Payor to the Company in exchange for the issuance to the Payor, pursuant to the Purchase Agreement, of ______ shares of the Company's Common Stock (the "SHARES"), receipt of which is hereby acknowledged and _____, shares of Retek Inc., receipt of which is also hereby acknowledged, Payor hereby promises to pay to the order of the Company on or before the Maturity Date (as defined below),at the Company's principal place of business located at 5935 Cornerstone Ct. W. San Diego, CA 92121 or at such other place as the Company may direct, the principal sum of ___________________________________________________ Dollars ($__________)
together with interest accrued on the unpaid principal at the rate of ten percent (10%) per annum (which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares); provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. All payments hereunder shall be made in lawful tender of the United States. As used herein, the term "MATURITY DATE" means that time and date which is the earliest to occur of: (a) the sale of any of the Shares or other securities that are pledged to the Company pursuant to a Stock Pledge Agreement dated of even date with this Note between the Company and Payor (the "PLEDGE AGREEMENT"); (b) the expiration date of the stock option agreement pursuant to which the Purchase Agreement is executed; (c) the Payor's termination of employment or other service with the Company or any subsidiary of the Company; (d) the occurrence of an Event of Default as provided in Section 3 below; or (e) September 14, 2001.

               2. SECURITY. The performance of Payor's obligations under this Note shall be secured by a first security interest in the Shares and certain other collateral granted to the Company by Payor under the Pledge Agreement. If the Payor is not an employee or director of the Company or subsidiary of Company, Purchase must pledge other collateral acceptable to Company.

               3.     EVENTS OF DEFAULT.

                      (a) Payor will be deemed to be in default under this Note upon the occurrence of any of the following events (each, an "EVENT OF DEFAULT"): (i) Payor's failure to make any payment when due under this Note;
(ii) Payor's employment or other service with the Company or a subsidiary of the Company has Terminated (as set forth in the Plan); (iii) the failure of any representation


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or warranty of Payor in the Pledge Agreement to have been true, the failure of
Payor to perform any obligation of Payor under the Pledge Agreement, or any other breach by the Payor of the Pledge Agreement; (iv) any voluntary or involuntary transfer of any of the Shares or any of the other collateral pledged by Payor to the Company under the Pledge Agreement or any interest therein (except a transfer to the Company); (v) the filing by or against Payor of any voluntary or involuntary petition for relief under the United States Bankruptcy Code or the initiation of any proceeding by or against Payor under federal law or any law of any other jurisdiction for the general relief of debtors; (vi) the execution by Payor of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Payor's assets or property; or (vii) a decrease in the aggregate value of the Collateral below the limit set forth in Section 3(b) that is deemed to be an Event of Default under Section 3(b) below.

                      (b) Event of Default due to decline in Value of Collateral. As noted in Section 2 and pursuant to the Pledge Agreement, Payor is granting the Company a first security interest in, and is pledging to the Company, the shares, certain shares of the common stock of Retek, Inc., a Delaware corporation ("RETEK") and other properties, including any stock dividends declared or paid on the Shares or on such Retek shares (the Shares, the Retek shares and such other properties and assets pledged to the Company under the Pledge Agreement being hereinafter collectively referred to as the "COLLATERAL") as security for the repayment of this Note. Beginning on the first Friday after the date of this Note, and on each successive Friday thereafter (or the next trading day, if such Friday is not a trading day) while any balance is still due and outstanding under this Note (each such Friday being hereinafter called a "VALUATION DATE"), all Collateral shall be valued by the Company as follows: (a) the Shares and the shares of Retek common stock included in the Collateral and any other publicly traded securities that may be included in the Collateral shall be deemed to have a value equal to the publicly announced closing price of such shares or securities on the Valuation Date; and (b) any Collateral that does not consist of publicly traded securities shall be valued by the Audit Committee of HNC's Board of Directors in good faith as of the applicable Valuation Date. If the aggregate value of all the Collateral on a Valuation Date (determined as provided above) is less than the total amount of principal and accrued interest remaining due under this Note, then such fact shall constitute the occurrence of an Event of Default (within the meaning of Sections 1 and 3(a)) under this Note effective as of the next Valuation Date occurring after the aforementioned Valuation Date ("NEXT VALUATION DATE") unless, on and as of the next Valuation Date, the aggregate value of all the Collateral (determined as of the next Valuation Date in the manner provided above) is greater than the amount of all the unpaid principal and accrued interest outstanding under this Note as of the next Valuation Date, after taking into account any partial payments on this Note made by Payor on or prior to the next Valuation Date.

               4. ACCELERATION; REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, at the option of the Company, all principal and other amounts owed under this Note shall become immediately due and payable in full without notice or demand on the part of the Company, and the Company will have, in addition to its rights and remedies under this Note, the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Payor, and may pursue any legal or equitable remedies that are available to it. In full or partial payment of any amounts due under this Note in the event of Default, Payor expressly authorizes the Company to withhold up to (a) 25% of the amount of each of Payor's paycheck or bonus from Company (after other reductions for taxes and benefits); and (b) 100% of any expense reimbursement.

               6. PREPAYMENT. Prepayment of all or a portion of any outstanding principal and/or other amounts owed under this Note may be made at any time without penalty. Unless otherwise agreed in writing by the Company, each payment on this Note (including but not limited to any payments made as contemplated by Section 3(b) to keep the balance due under this Note from exceeding the value of the Collateral) will be applied to the extent of available funds from such payment in the following order: (i) first to the accrued and unpaid costs and expenses under the Note or the Pledge Agreement,
(ii) then to accrued but unpaid interest, and (iii) lastly to the outstanding principal. While partial payments are permitted, no security shall be released until the Note is paid in full.


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               7. GOVERNING LAW; WAIVERS. The validity, construction and
performance of this Note will be governed by the internal laws of the State of California, excluding that body of law pertaining to conflicts of law. Payor hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

               8. ATTORNEYS' FEES. If suit is brought for collection of this Note, Payor agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

               IN WITNESS WHEREOF, Payor has executed this Note as of the date and year first above written.


__________________________________      __________________________________
Payor's Name [type or print]            Payor's Signature



       [SIGNATURE PAGE TO SECURED FULL RECOURSE PROMISSORY NOTE PAYABLE TO
                               HNC SOFTWARE INC.]


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                             STOCK PLEDGE AGREEMENT


               This Stock Pledge Agreement (the "PLEDGE AGREEMENT") is made and entered into as of JANUARY 2, 2001 between HNC Software Inc., a Delaware corporation (the "COMPANY"), and _________________ (the "PLEDGOR"). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Secured Full Recourse Promissory Note ("Note") of even date herewith delivered by Pledgor to the Company on any extension thereof (such note and extension referred to as the "NOTE").

                                 R E C I T A L S

               A. In exchange for delivery of the Note to the Company, the Company has issued and sold to Pledgor ________ shares of its Common Stock, $0.001 par value per share, (the "SHARES") and ________ shares of Retek Inc. Common Stock, pursuant to the terms and conditions of that certain Purchase Agreement. In connection therewith, Pledgor made a promissory note payable ("PRIOR NOTE") to the Company and executed a pledge agreement pursuant to that promissory note.

               B. The Note has been entered into as a modification and extension of the Prior Note and Pledgor has agreed that repayment of the Note will be secured by the pledge of the Shares pursuant to this Pledge Agreement, which is a modification and extension of the prior pledge agreement.

               NOW, THEREFORE, the parties agree as follows:

               1. CREATION OF SECURITY INTEREST. Pursuant to the provisions of the California Commercial Code, Pledgor hereby grants to the Company, and the Company hereby accepts, a first and present security interest in (i) the Shares, including all Retek shares received as a dividend in connection with ownership of Shares (iii) all Dividends (as defined in Section 5 hereof), (iv) all Additional Securities (as defined in Section 6 hereof), to secure payment of the Note and performance of all Pledgor's obligations under this Pledge Agreement. Pledgor herewith delivers to the Company Common Stock certificate(s) No(s). _______________________________, and Retek Common Stock certificate(s) No(s).
_________, together with one or more stock power(s) for each certificate so delivered in the form attached as an Exhibit to the Purchase Agreement, duly executed (with the date and number of shares left blank) by Pledgor and Pledgor's spouse, if any and (iv) such other property acceptable to Company if Payor is not an employee or director of the Company or subsidiary of Company. For purposes of this Pledge Agreement, the Shares, including Retek shares, all Dividends, and all Additional Securities will hereinafter be collectively referred to as the "COLLATERAL." Pledgor agrees that the Collateral will be deposited with and held by the Escrow Holder (as defined in the below) and that, notwithstanding anything to the contrary in the Purchase Agreement, for purposes of carrying out the provisions of this Pledge Agreement, Escrow Holder will act solely for the Company as its agent.

               2. REPRESENTATIONS AND WARRANTIES AND COVENANTS REGARDING COLLATERAL. Pledgor hereby represents and warrants to the Company that Pledgor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Pledgor has the right to pledge and grant the Company the security interest in the Collateral granted under this Pledge Agreement. Pledgor further agrees that, until all sums due under the Note have been paid in full, and all of Payor's obligations under this Pledge Agreement have been performed, Payor will not, without the Company's prior written consent, (i) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, or (ii) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the



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Collateral or (iii) suffer or permit to continue upon any of the Collateral during the term of this Pledge Agreement, an attachment, levy, execution or statutory lien.

               3. RIGHTS ON DEFAULT. Upon an occurrence of an Event of Default under the Note, the Company will have full power to sell, assign and deliver or otherwise dispose the whole or any part of the Collateral at any broker's exchange or elsewhere, at public or private sale, at the option of the Company, in order to satisfy any part of the obligations of Pledgor now existing or hereinafter arising under the Note or under this Pledge Agreement. On any such sale, the Company or its assigns may purchase all or any part of the Collateral. In addition, at its sole option, the Company may elect to retain all the Collateral in full satisfaction of Pledgor's obligation under the Note, in accordance with the provisions and procedures set forth in the California Uniform Commercial Code. Pledgor agrees at the Company's request, to cooperate with the Company in connection with the disposition of any and all of the Collateral and to execute and deliver any documents which the Company shall reasonably request to permit disposition of the Collateral.

               4. ADDITIONAL REMEDIES. The rights and remedies granted to the Company herein upon an Event of Default will be in addition to all the rights, powers and remedies of the Company under the California Uniform Commercial Code and applicable law and such rights, powers and remedies will be exercisable by the Company with respect to all of the Collateral. Pledgor agrees that the Company's reasonable expenses of holding the Collateral, preparing it for resale or other disposition, and selling or otherwise disposing of the Collateral, including attorneys' fees and other legal expenses, will be deducted from the proceeds of any sale or other disposition and will be included in the amounts Pledgor must tender to redeem the Collateral. All rights, powers and remedies of the Company will be cumulative and not alternative. Any forbearance or failure or delay by the Company in exercising any right, power or remedy hereunder will not be deemed to be a waiver of any such right, power or remedy and any single or partial exercise of any such right, power or remedy hereunder will not preclude the further exercise thereof.

               5. DIVIDENDS; VOTING. All dividends hereinafter declared on or payable with respect to any Collateral during the term of this Pledge Agreement (excluding only ordinary cash dividends, which will be payable to Pledgor so long as no Event of Default has occurred under the Note) (the "DIVIDENDS") will be immediately delivered to the Company to be held in pledge under this Pledge Agreement. Notwithstanding this Pledge Agreement, so long as Pledgor owns the Shares and no Event of Default has occurred under the Note, Pledgor will be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Pledgor.

               6. ADJUSTMENTS. In the event that during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral, (the "ADDITIONAL SECURITIES") then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Pledgor, immediately surrendered to the Company and) pledged to the Company to be held under the terms of this Pledge Agreement as and in the same manner as the Collateral is held hereunder.

               7. ESCROW HOLDER. The Escrow Holder shall be the Company or its designee.

               8.     REDELIVERY OF COLLATERAL; NO RELEASE FOR PARTIAL PAYMENT.



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                      (a)    Until all obligations of Pledgor under the Note and
under this Pledge Agreement have been satisfied in full, all Collateral will continue to be held in pledge under this Pledge Agreement

                      (b) Upon performance of all Pledgor's obligations under the Note and this Pledge Agreement, and subject to the terms and conditions of the Purchase Agreement, the Company will immediately redeliver the Collateral to Pledgor and this Pledge Agreement will terminate.

               9. FURTHER ASSURANCES. Pledgor shall, at the Company's request, execute and deliver such further documents and take such further actions as the Company shall reasonably request to perfect and maintain the Company's security interest in the Collateral, or in any part thereof.

               10. SUCCESSORS AND ASSIGNS. This Pledge Agreement will inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

               11. GOVERNING LAW; SEVERABILITY. This Pledge Agreement will be governed by and construed in accordance with the internal laws of the State of California, excluding that body of law relating to conflicts of law. Should one or more of the provisions of this Pledge Agreement be determined by a court of law to be illegal or unenforceable, the other provisions nevertheless will remain effective and will be enforceable.

               12. MODIFICATION; ENTIRE AGREEMENT. This Pledge Agreement will not be amended without the written consent of both parties hereto. This Pledge Agreement, together with the Note constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

               IN WITNESS WHEREOF, the parties hereto have executed this Pledge Agreement as of the date and year first above written.

HNC SOFTWARE INC.                       PLEDGOR


By:________________________________     ___________________________________
                                        (Signature)


___________________________________     ___________________________________
(Please print name)                     (Please print name)


___________________________________
(Please print title)


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                         FINANCIAL DISCLOSURE STATEMENT


NAME:___________________________________________________________


SOCIAL SECURITY NUMBER:_________________________________________


NAME OF SPOUSE:_________________________________________________


SOCIAL SECURITY NUMBER:_________________________________________


NUMBER OF DEPENDENTS:___________________________________________


COMBINED ANNUAL INCOME:_________________________________________


COMBINED NET WORTH:_____________________________________________


COMBINED LIQUID ASSETS (INCLUDING LOAN COLLATERAL):_____________


RESIDENCE:     RENT/OWN?________________________________________


ANNUAL MORTGAGE:________________________________________________


I CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE INFORMATION PROVIDED ON THIS FORM ARE TRUE, CORRECT AND COMPLETE.


SIGNATURE:__________________________________________________ DATE:______________


SIGNATURE OF SPOUSE:________________________________________ DATE:______________


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